UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Deerfield Healthcare Technology Acquisitions Corp.

(Exact name of registrant as specified in its charter)

Delaware	85-0992224
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

780 Third Avenue, 37th Floor
New York, New York	10017
(Address of Principal Executive Offices) Securities to be registered pursuant to Section 12(b) of the Act:	(Zip Code)

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, each consisting of one share of Class A common stock and one- fifth of one redeemable warrant	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 239580

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock of Deerfield Healthcare Technology Acquisitions Corp. (the “Registrant”). The description of the units, Class A common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333- 239580), originally filed with the U.S. Securities and Exchange Commission on June 30, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 239580), filed with the U.S. Securities and Exchange Commission on June 30, 2020).
3.2	Form of Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239580), filed with the U.S. Securities and Exchange Commission on June 30, 2020).
4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 239580), filed with the U.S. Securities and Exchange Commission on July 15, 2020).
4.2	Specimen Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 239580), filed with the U.S. Securities and Exchange Commission on June 30, 2020).
4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 239580), filed with the U.S. Securities and Exchange Commission on June 30, 2020).
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 239580), filed with the U.S. Securities and Exchange Commission on July 15, 2020).
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 239580), filed with the U.S. Securities and Exchange Commission on July 15, 2020).
10.2	Form of Registration Rights Agreement among the Registrant, DFHTA Sponsor LLC and the Holders signatory thereto (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 239580), filed with the U.S. Securities and Exchange Commission on June 30, 2020).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.
Date: July 16, 2020	By:	/s/ Christopher Wolfe
		Name:	Christopher Wolfe
		Title:	Chief Financial Officer

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